Exhibit 2.1



                            ASSET PURCHASE AGREEMENT

                                 effective as of

                                December 31, 1999

                                  by and among

                        BORG ADAPTIVE TECHNOLOGIES, INC.,
                             a Colorado corporation

                            nSTOR CORPORATION, INC.,
                             a Delaware corporation

                         QLOGIC ACQUISITION CORPORATION,
                             a Colorado corporation

                                       and

                               QLOGIC CORPORATION,
                             a Delaware corporation




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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of January 10, 2000 (the "Closing Date," as set forth in Section 10.1 hereof), and effective as of December 31, 1999 (the "Effective Date"), by and among BORG ADAPTIVE TECHNOLOGIES, INC., a Colorado corporation (the "Seller"), nSTOR CORPORATION, INC., a Delaware corporation and sole shareholder of Seller (the "Seller's Parent"), QLOGIC ACQUISITION CORPORATION, a Colorado corporation (the "Buyer"), and QLOGIC CORPORATION, a Delaware corporation and sole shareholder of Buyer (the "Buyer's Parent"). Seller and Seller's Parent are hereinafter sometimes individually referred to as the "Selling Party" and collectively as the "Selling Parties."

                                R E C I T A L S :

         A. The Selling Parties own certain intangible assets, including AdaptiveRAID products and technology, and Seller owns certain tangible assets located at Seller's facility at 3133 Indian Road, Boulder, Colorado 80301 (the "Boulder Facility").

         B. Buyer desires to purchase, and the Selling Parties desire to sell and transfer to Buyer, certain specified assets of the Selling Parties, and the Selling Parties desire to license certain of such assets from Buyer, upon the terms and subject to the conditions hereinafter set forth.

         NOW,  THEREFORE,  in  consideration  of  the  terms,   covenants,   and
conditions hereinafter set forth, the parties hereto agree as follows:

         1.       Assets and Liabilities Being Purchased and Assumed.

                  1.1 Purchased Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date (as such terms are defined in Section 10 hereof), Buyer agrees to purchase from the Selling Parties, and the Selling Parties hereby agree to sell, transfer, grant, convey and assign to Buyer, free of any and all legal or equitable liens, security interests, claims or encumbrances of any kind whatsoever (collectively, the "Liens"), with the express exception of the license as set forth in Section
7.3 of this Agreement, all right, title and interest in the Purchased Assets (as hereinafter defined), and the Selling Parties shall deliver title to the Purchased Assets, together with such bills of sale, assignments and other instruments of conveyance to permit such delivery, and such documents and instruments to establish title as may be reasonably requested by Purchaser (including without limitation the waivers and releases as required under Section
8.3 hereof). The Purchased Assets shall consist of the following:

                         (a) All intellectual  property rights relating to the
AdaptiveRAID products and technology set forth on Attachment 1 to the License Agreement (as hereinafter defined in Section 7.3), and all copies and embodiments thereof, including, without limitation, patents, know-how, unpatented inventions, potential and in-process patents, ideas, trade secrets, secret formulas, business and marketing plans, industrial property rights, copyrights, trademarks, service marks, unregistered trademarks and service marks, trade names, all names and slogans used by the Selling Parties in connection therewith and all rights and licenses thereto and applications and registrations therefor, in each case listed on Schedule 4.6(a) (the "Intellectual Property Assets"), with the express exception of the intellectual property developed by either Selling Party after the Closing Date without violating the terms of this Agreement and/or in compliance with and subject to the license, as set forth in Section 7.3 of this Agreement.

                         (b) All computer software and hardware purchased or
licensed for use at the Boulder Facility, and all tenant improvements, development, test and office equipment and other tangible personal property used in the Boulder Facility, in each case listed on Schedule 4.6(b) (the "Equipment"), with the express exception of (i) Seller's branded hardware and
(ii)  third-party  products  owned or held by Seller on loan.

                         (c) All schedules, lists, files, books, publications,
documentation and other records and data relating to the Purchased Assets described in subsections (a) and (b) above; and

                         (d)  All  goodwill   associated  with  the  Purchased
Assets.


                  1.2 Real Property and Equipment Leases. Buyer hereby agrees to assume Seller's lease obligations under (i) the Real Property Lease for the Boulder Facility (as described in Schedule 4.6(c) hereof) and (ii) the equipment leases described on Schedule 4.6(d) hereto (the "Equipment Leases" and, together with the Real Property Lease, the "Leases"), for periods after the Closing Date. The Selling Parties jointly and severally represent and warrant that the Seller is not, and on the Closing Date will not be, in default in any material respect of the Leases and Buyer shall not be obligated to assume the Leases if Seller is in default in any material respect on the Closing Date. If the Leases are assumed by Buyer pursuant hereto, then the Purchased Assets shall be deemed to include the Leases.

         2.       Liabilities Not Assumed.

         Buyer shall not assume any liability or obligation of the Selling Parties other than the Leases. Without limiting the generality of the foregoing and notwithstanding anything to the contrary contained elsewhere in this Agreement, the Selling Parties agree that Buyer will not assume, and shall have no obligation (whether to the Selling Parties or any other person) to perform, and the Selling Parties shall jointly and severally be responsible for and shall indemnify, hold harmless and defend Buyer and Buyer's Parent, in accordance with
Section 13 hereof, from and against, each of the Retained Liabilities (as defined herein), regardless of when asserted. For purposes herein, "Retained Liabilities" shall include each of the following obligations and liabilities of the Selling Parties:

                           (a)      Obligations and liabilities as of the
Closing Date, to any third party, including Randy K. Hall, Gerald Hohenstein, David Stallmo, Ambex Technologies, Inc., Ambex Venture Group, LLC, Borg Technologies, Inc., Borg Development Partners, LLC, and Seek Systems, Inc., whether or not under and pursuant to any agreement, commitment or understanding, including without limitation any asset purchase agreement; stock purchase agreement or other right or option to acquire any shares of capital stock or other securities; power of attorney; employmentagreement; capital, equipment or real property lease; license agreement; manufacturing, development or purchase agreement; non-compete agreement; royalty agreement; promissory note or other instrument evidencing a loan, credit or borrowing arrangement or agreement; security agreement; or any other agreement, document or instrument contemplated under any of the foregoing, to which the Selling Parties or any of their predecessors in interest are parties;

                           (b)      Benefits payable and liabilities arising
under employee pension, profit sharing or any other employee benefit plan of the Seller or for any severance pay or other compensation due any employees of the Seller as a result of the transactions contemplated hereby including, without limitation, severance and sick pay through the close of business on the Closing Date;

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                          (c)      Federal, state, local, foreign or other Taxes
(as defined hereinafter) of the Selling Parties, whether currently due, deferred or otherwise to become due, sales taxes arising in connection with or out of the purchase of the Purchased Assets by Buyer from the Selling Parties based solely upon the allocation of the Purchase Price as set forth in Schedule 6.1 attached hereto, and, all other Taxes imposed on the Selling Parties arising in connection with or out of the transactions contemplated by this Agreement, except any Taxes imposed on the Selling Parties by any governmental authority in the State of California as a result of holding the Closing in California;

                           (d)      Injuries to or the death of any person, or
any employee of the Seller, or property damage, that have occurred (i) prior to the Closing at the Boulder Facility and (ii) either prior to or after the Closing in connection with or arising from any other business or operations of the Seller, whether or not such injuries, deaths or property damage are disclosed on the Disclosure Schedules hereto and even if not discovered until after the Closing Date;
                           (e)      Any Liens;

                           (f)      Any claims, demands, actions, suits and
legal or other proceedings, whether or not listed on Schedule 4.11, to which either Selling Party is a party, to the extent not already included within
Section 2(c) above;
                           (g)      Any and all liabilities and obligations
incurred in connection with or secured by a lien, claim or encumbrance on any of the Purchased Assets; and
                           (h)      Accrued professional fees of the
Selling Parties, including legal fees and broker and finders' fees of the Selling Parties incurred in connection with the preparation, negotiation and consummation of this Agreement and the other documents and transactions contemplated hereby.


         3. Purchase Price. As consideration for the sale hereunder of the Purchased Assets, Buyer shall pay to the Selling Parties a purchase price (the "Purchase Price") of Seven Million Five Hundred Thousand Dollars ($7,500,000), by wire transfer to the bank account specified by the Seller.

         4.       Representations and Warranties of the Selling Parties.

         Except as disclosed in the disclosure schedules delivered to Buyer and Buyer's Parent concurrently herewith (the "Disclosure Schedules"), the Selling Parties jointly and severally make the following representations and warranties to Buyer and Buyer's Parent, each of which shall be deemed to be independently material and relied upon by Buyer and Buyer's Parent on the Closing Date, regardless of any investigation made by, or information known to the Buyer or Buyer's Parent:


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                  4.1 Authority;  Necessary Actions; Binding Effect. The Selling
Parties possess full corporate power and authority to execute and deliver, and to perform their respective obligations under this Agreement and to carry out the transactions and agreements contemplated hereby, and this Agreement has been duly executed and delivered by the Selling Parties. The Selling Parties and their respective Boards of Directors have taken all corporate action necessary to authorize the execution and delivery of, and the performance of their respective obligations under this Agreement, and the transactions and agreements contemplated hereby. This Agreement constitutes a valid obligation of the Selling Parties that is legally binding on and enforceable against the Selling Parties in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity).

                  4.2 Organization and Good Standing; Corporate Matters. Each Selling Party is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and is duly authorized or qualified to do business as a foreign corporation in each other jurisdiction in which the character of the properties owned by it or the nature of the business it conducts makes such authorization or qualification necessary and where the failure to be so authorized or qualified would have a Material Adverse Effect (as hereinafter defined) on the Purchased Assets. As used in this Agreement, unless otherwise indicated, the term "Material Adverse Effect" when used in connection with the Selling Parties, means any event, circumstance, change or effect that is, or could reasonably be expected to be, materially adverse to the condition (financial or otherwise) of the Purchased Assets either prior to or following the Closing. Each Selling Party has all necessary corporate power and authority to own, lease and/or operate the Purchased Assets. The Seller's Parent has all necessary corporate power and authority to lease the Boulder Facility. Each Selling Party has delivered to Buyer true and correct copies of (a) its charter document and all amendments thereto, certified by the Secretary of State or other appropriate state agency of its respective state of incorporation, and (b) its Bylaws and all amendments thereto, duly certified by its respective corporate secretary.


Except as set forth in Schedule 4.2, each of such charter document and Bylaws are in full force and effect and neither Selling Party is in violation of its respective charter document or Bylaws.

                  4.3 No Conflicts. Except as set forth in Schedule 4.3 attached hereto, neither the execution and delivery of this Agreement by either Selling Party, the performance by either Selling Party of its obligations hereunder, the execution and delivery by either Selling Party of any agreement required to be entered into pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the respective charter document or Bylaws of either Selling Party, or (ii) any of the terms, conditions or provisions of any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, or other instrument, document or arrangement relating to the Purchased Assets to which either Selling Party is a party or by which it or any of the Purchased Assets may be bound and which is material to the Purchased Assets (a "Material Contract"); (b) the creation or imposition of any Lien on any of the Purchased Assets, (c) the termination of any Material Contract or the acceleration of the maturity of any indebtedness or other material obligation related to the Purchased Assets; (d) a violation or breach of any order, writ, injunction, decree, law, statute or regulation of any court or governmental authority applicable to the Purchased Assets; or (e) any adverse effect on the Intellectual Property Assets (as defined in Section 1.1(a) hereof).

                  4.4 Consents and Approvals. Except as set forth in Schedule 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to either Selling Party in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  4.5  Absence  of  Certain  Changes.  Except  as set  forth  in
Schedule 4.5 attached hereto, each Selling Party has conducted its business relating to the Purchased Assets in the ordinary course, and, since the applicable dates set forth below, there has not been or occurred with respect to either Selling Party: (i) any change in or amendment to its charter document or Bylaws since the date copies of such document were delivered to Buyer; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on the Purchased Assets since February 3, 1998; (iii) any amendment, modification or termination of any Material Contract or the termination, cessation or loss of or any material change in the pricing or other material terms of any product supply or other business arrangement or relationship relating to the Purchased Assets, since the date the terms of such Material Contract were disclosed to the Buyer; (iii) other than immaterial increases in regular salaries or wages made in the ordinary course of business and consistent with past practices, any increase in, or commitment to increase, the direct or indirect compensation or benefits payable or to become payable to any of the Seller's officers, employees, agents, or independent contractors, or the payment or awarding, or the making of any commitment to pay, any severance, bonus, incentive or special or deferred compensation to or similar arrangements with any of such officers, employees, agents or independent contractors or the adoption of any new, or any material amendment or modification of any existing, Employee Plan (as hereinafter defined), since the date such matters were previously disclosed to Buyer; (iv) any waiver or release of any material right or claim of the Selling Parties relating to the Purchased
Assets, since February 3, 1998; (v) any other event or condition of any character that has had or could reasonably be expected to result in a Material Adverse Effect on the Purchased Assets, since February 3, 1998; or (vi) any agreement or commitment by the Selling Parties to do any of the things described in the preceding clauses (i) through (vii), since the applicable dates set forth therein.

                  4.6 Property of the Selling Parties. The Selling Parties collectively own or otherwise have the right to use (free of any burdensome conditions or restrictions) all of the Purchased Assets.

                           (a)      Intellectual Property Assets.  Schedule
4.6(a) attached hereto contains a true, correct and complete list of the Intellectual Property Assets (as defined in Section 1.1(a) hereof). Each of the copyrights, trademark applications and registrations listed on Schedule 4.6(a) are valid. All software, manuals and related materials listed or described in
Schedule 4.6(a) (i) were written exclusively by employees of the Selling Parties or by contractors under written agreements with work-for-hire provisions, and
(ii) constitute unpublished work for purposes of copyright registration. All software listed on Schedule 4.6(a) has been sold or licensed only under terms of confidentiality. To the Selling Parties' knowledge, all patents listed on
Schedule 4.6(a) are valid and enforceable, and all patents issuing from allowed applications will be valid and enforceable. The Selling Parties own or are licensed, or otherwise have the full right and authority to use, all the Intellectual Property Assets, and such ownership or use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent rights or trade secret rights of any other person or entity. Neither Selling Party nor any of the products or advertising or marketing materials relating to the Intellectual Property Assets, (i) has infringed, or is now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation, which infringement would have a Material Adverse Effect on the Purchased Assets; or (ii) has breached or violated or is in breach or violation of any license agreement governing the use of any intellectual property by the Selling Parties which would have a Material Adverse Effect on the Purchased
Assets. Neither Selling Party has received any written notice or other indication of any such claim of infringement or violation.

                           (b)      Equipment.  Schedule 4.6(b) hereto contains
a true and correct listing of the Equipment (as defined in Section 1.1(b) hereof). Such assets are in good operating condition and repair, ordinary wear and tear excepted, and have been properly maintained. Except as set forth in
Schedule 4.6(b), none of the Equipment is held under any lease, security agreement, conditional sales contract, or other title retention or security agreement, or is located other than in the possession of the Seller at the Boulder Facility. A copy of each Equipment Lease, and all amendments thereto, have been provided to Buyer. The Equipment Leases are valid, binding and enforceable against the Seller's Parent in accordance with their terms, and are in full force and effect. The Seller's Parent is not in material default, and, to the Seller's Parent's knowledge, no event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default under, or which would entitle the lessor to terminate, the Equipment Leases.

                           (c)      Real Property.  Seller does not own any real
property. Schedule 4.6(c) attached hereto contains a correct list of the addresses of each parcel of real property leased to or used in any way by the Seller relating to the Purchased Assets (the "Real Properties"), together with a brief description of the structures thereon and the uses being made thereof, and a copy of the Real Property Lease under which the Seller possesses or uses the Boulder Facility. A true and correct copy of the Real Property Lease, and any and all amendments thereto, have been delivered to Buyer. The Real Property Lease is valid, binding and enforceable against Seller in accordance with its terms, and is in full force and effect. The Seller is not in material default, and, to the Selling Parties' knowledge, no event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default under, or which would entitle the lessor to terminate, the Real Property Lease. To the Selling Parties' knowledge, the zoning of each parcel of Real Property permits the presently existing improvements and structures and the continuation of the business presently conducted thereon. To the best knowledge of the Selling Parties, no changes in such zoning are pending or threatened, and no condemnation or similar proceedings are pending against any such parcel of real property.
                           (d) Title.  The Selling  Parties  have title to, or a
valid leasehold interest in, all of the Purchased Assets, free and clear of any and all Liens.

                  4.7 Contracts and Agreements. Except as described in Schedules 4.6, 4.7 or 4.8 attached hereto, none of the Purchased Assets are subject to:
(a) any employment contract with any officer, consultant, director or employee or any affiliate of the foregoing; (b) any lease of real or personal property;
(c) any instrument creating or providing for the creation of any Lien on any of the Purchased Assets; or (d) any other Material Contract, which shall include, without limitation, any contracts or agreements relating to, or entered into by either Selling Party in connection with, the purchase or sale of any of the Purchased Assets. There has been delivered to Buyer (i) true and correct copies of each written contract or agreement listed on Schedules 4.6, 4.7 or 4.8, and any and all amendments thereto, and (ii) an accurate written summary of the terms of any oral agreement listed on Schedules 4.6, 4.7 or 4.8, and any amendments thereto. Except as otherwise set forth on Schedule 4.7, each of such contracts, agreements, licenses and instruments so listed, or required to be so listed, or described or required to be described in a written summary required to be delivered pursuant hereto, is a valid and binding obligation of the Selling Parties, and is enforceable in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Schedule 4.7 hereto there have not been any defaults by the Selling Parties or any defaults or claims of default or of non-enforceability by the other party or parties to such contracts, agreements, licenses and instruments which, individually or in the aggregate, would have a Material Adverse Effect on the Purchased Assets and, to the Selling Parties' knowledge, there are no facts, events or conditions that have occurred which, through the passage of time or the giving of notice, or both, would constitute a default by the Selling Parties or by the other party or parties under any of such contracts, agreements, licenses and instruments that could reasonably be expected to have a Material Adverse Effect on the Purchased Assets or that would create or result in the imposition of a Lien on any of the Purchased Assets.

                  4.8      Employees; Labor Matters and Employee Plans.

                           (a)      Schedule 4.8 attached hereto contains a
complete, current and correct list of each employee of the Seller located at the Boulder Facility, which list includes the job position(s) of and compensation and benefits payable to each of such individuals as a result of his or her employment by or association with the Seller. Seller has engaged no consultants and any other independent contractors that have provided professional or other services to the Seller and have received or are expected to receive fees or other compensation from the Seller.

                           (b)      Except as set forth in Schedule 4.8, the
Seller is not a party to or otherwise bound by or subject to any collective bargaining or other labor, employment, retainer or consulting agreement or contract relating to the Seller's business in connection with the Purchased Assets. Except as set forth in Schedule 4.8, there has been no strike or other work stoppage by, nor has there been any union organizing activity among any of the employees of the Seller. The Seller is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. Except as set forth in Schedule 4.8, there is no unfair labor practice complaint pending or threatened against the Seller, nor is there any factual basis for any such complaint.

                           (c)      Schedule 4.8 also contains a complete,
current  and  correct  list  of all  Employee  Plans  (as  hereinafter  defined)
maintained by the Seller since February 3, 1998 (true, correct and complete copies of which have been delivered to Buyer). For purposes of this Agreement, the term "Employee Plan" includes all present plans, programs, agreements or any other arrangements administered by the Seller (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of the Seller or to any other person who provides, or at any time provided, services to the Seller relating to the Purchased Assets, whether or not such plans, programs, agreements or any such other arrangements, are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or are qualified under the Internal Revenue Code of 1986, (as amended, the "Code"). By way of example, but without limiting the generality of the foregoing, the term Employee Plan includes, but is not limited to, employee benefit plans (as defined in Section 3(3) of ERISA), pension, retirement, profit sharing, stock option, stock bonus, and non-qualified deferred compensation plans, any multiemployer plan (as defined in Section 3(37) of ERISA), disability, medical, dental, health insurance, life insurance, incentive compensation, vacation benefit, and fringe benefit plans, programs or arrangements. Any and all tax returns, reports, forms or other documents required to be filed by the Seller under applicable federal, state or local law with respect to the Employee Plans have been timely filed and are correct and complete in all material respects; and any and all amounts due by the Seller to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. The Seller has not terminated any Employee Plan, which is an employee benefit plan under Section 3(3) of ERISA.

                           (d)      Except as set forth in Schedule 4.8,
all Employee Plans, if any, are now, and since February 3, 1998 have been, established, maintained and operated in accordance, in all material respects, with all applicable laws (including, but not limited to, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. To the Selling Parties' knowledge, all communications, if any, with respect to each Employee Plan by any members of any plan committee, plan fiduciaries, plan administrators, the Seller or its Board of Directors or employees, accurately reflect the documents and operations of each such Employee Plan in all material respects. No Employee Plan is a multiemployer plan within the meaning of the Code or ERISA, a defined benefit plan within the meaning of
Section 3(35) of ERISA, a plan subject to Section 302 of ERISA or Section 412 of the Code, or funded through a welfare benefit fund (as defined in Section 419 of the Code). The Seller has not participated in, maintained, contributed to or been required to contribute to any employee benefit plan subject to Title IV of ERISA or any retiree medical or retiree life insurance benefit plan. All contributions required to be made to or with respect to each Employee Plan and all costs of administering each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and are accurate. There is and, to the Selling Parties' knowledge, there has been no actual or threatened or expected litigation or arbitration concerning or involving any Employee Plan. To the Selling Parties' knowledge, no complaints to or by any government entity have been filed or have been threatened or are expected with respect to any Employee Plan. To the Selling Parties' knowledge, no Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Code or any other applicable law by reason of any action or failure to act in connection with any Employee Plan. There has been no breach of fiduciary duty or prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Code or Sections 601 to 608 of ERISA. Each welfare benefit plan (as defined in Section 3(2) of ERISA) is, and has been, in material compliance with the requirements of Code Section 4980B and Sections 601 to 608 of ERISA. There is no contract, agreement or benefit arrangement covering any employee of the Seller which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Code.

                           (e)      Except as set forth in Schedule 4.8,
the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation that, but for such transactions, would be due to any individual.

                  4.9 Licenses and Permits; Compliance With Laws. Schedule 4.9 contains a true and correct list of all governmental licenses, permits, franchises, authorizations, certificates, rights, privileges and registrations held by or issued to the Selling Parties which the failure to maintain would have a Material Adverse Effect on the Purchased Assets (the "Material Licenses and Permits"). Except as otherwise set forth in Schedule 4.9, the business of the Selling Parties relating to the Purchased Assets is being, and has been, conducted in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, decrees and other requirements of all governmental authorities and other political subdivisions and agencies thereof having jurisdiction over the Selling Parties, except where any instances of noncompliance, either individually or in the aggregate, have not had, and could not be reasonably expected to have, any Material Adverse Effect on the Purchased Assets.

                  4.10 Environmental and Safety Matters.  Except as set forth in
Schedule 4.10, to the Selling Parties' knowledge, the Seller's use of the Purchased Assets have complied and are in compliance in all material respects with all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, or employee safety, and no notice of violation of any such statutes, laws, ordinances, rules, regulations and orders with respect thereto and no notice of the violation, cancellation or revocation of any permit, license or other authorization relating thereto, has been received, nor is any such notice pending or threatened. Except as set forth in Schedule 4.10, to the Selling Parties' knowledge, no underground or above-ground storage tanks or surface impoundments are located on any of the Real Properties. Except as set forth on
Schedule 4.10 and in compliance with applicable statutes, laws, ordinances, rules, regulations, orders, licenses and permits, to the Selling Parties' knowledge, since February 3, 1998 there has been no generation, use, treatment, storage, transfer, disposal, release or threatened release, in, at, under, or on any of the Real Properties of toxic or hazardous substances, except for the existence of toxic or hazardous substances or any generation, use, treatment, storage, transfer, disposal, or release thereof that set forth in Schedule 4.10; and, except as otherwise set forth in Schedule 4.10, to the Selling Parties' knowledge, there are not now, and at Closing there will not be, any toxic or hazardous substances on, in or under any of the Real Properties except in compliance with all applicable laws, regulations, ordinances and permits relating to environmental protection or the protection of health and safety. Except as otherwise set forth on Schedule 4.10, (i) neither Selling Party has received any notice or claim to the effect that either Selling Party is or may be or become liable to any governmental authority or private party as a result of the release, or threatened release, of any toxic or hazardous substances in connection with the operations of the Seller; and (ii) to the Selling Parties' knowledge, none of such operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or a threatened release of any toxic or hazardous substances at any of the Real Properties. For the purposes of this Section 4.10, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is at any time deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as amended from time to time ("CERCLA"), and its related state and local counterparts; (ii) asbestos and asbestos containing materials and polychlorinated biphenyls; and (iii) any petroleum hydrocarbon, including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated therewith.

                  4.11 Litigation. Except as set forth in Schedule 4.11 attached hereto, there is no pending or threatened action, suit, arbitration proceeding, charge, complaint, allegation, investigation, inquiry or other proceeding or claim before any court or governmental or administrative body or agency or other entity against, relating to or affecting the Purchased Assets or the transactions contemplated by this Agreement, nor is either Selling Party aware of any facts or circumstances which could reasonably lead to or provide the basis for any such action, suit, arbitration proceeding, investigation or inquiry that, if brought or adversely determined against either Selling Party, could reasonably be expected to have a Material Adverse Effect on the Purchased Assets. Except as set forth in Schedule 4.11, there is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting either Selling Party, or any employee or agent of either Selling Party, in its capacity as such, from using, selling or transferring the Purchased Assets as contemplated herein.

                  4.12     Taxes and Tax Returns.

                           (a)      Except as set forth on Schedule 4.12:  (i)
each Selling Party has duly and timely filed all Tax Returns (as hereinafter defined) relating to the Purchased Assets which are required by law to be filed by it and has duly and timely paid all Taxes (as hereafter defined) due or claimed to be due from it (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes relating to the Purchased Assets now pending or threatened, or any audit of the records of the Seller being made or threatened by, any taxing authority; (ii) each Tax Return relating to the Purchased Assets previously filed is, or to be filed in the future relating to the Purchased Assets for any period up to the Closing Date shall be, correct and complete in all respects; and (iii) neither Selling Party is currently the beneficiary of any extension of time within which to file any Tax Return relating to the Purchased Assets. Except as set forth in Schedule 4.12, each Selling Party has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes relating to the Purchased Assets, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors or other third parties and has also paid all employment taxes as required under applicable laws.

                           (b)      For purposes of this Agreement, the term
"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                           (c)      For purposes of this Agreement, the term
"Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including, but not limited to, information returns or reports related to back-up withholding and any payments to third parties) relating to Taxes with respect to the Purchased Assets, including any schedule or attachment thereto, and including any amendment thereof.

                  4.13 Brokers and Finders. Except as disclosed on Schedule 4.13, neither Selling Party has engaged or authorized any broker, finder, investment banker or other third party to act on behalf of either Selling Party, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and neither Selling Party knows of no claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.


                  4.14 Disclosure. None of the representations or warranties of the Selling Parties contained in this Agreement or the Schedules and Exhibits hereto, or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

                  4.15 Knowledge. For purposes of determining under this Section
4 whether either Selling Party has knowledge or knows of any facts, events, conditions or circumstances relating to the subject matter of the representations and warranties contained in this Section 4, each Selling Party shall be deemed to have knowledge of the facts, events, conditions and circumstances actually known on or before the date hereof by any of the officers, directors, employees or agents of such Selling Party.


                  4.16 Disclosure Schedules. Any exception set forth in any of the Disclosure Schedules furnished hereunder by the Selling Parties shall be deemed to modify only the representations or warranties contained in the section of this Section 4 to which such Disclosure Schedule relates, unless there is a cross-reference made in any other of the Disclosure Schedules to such exception or such exception expressly identifies representation and warranties in other sections of this Section 4 which it modifies or to which it relates, in which case such exception shall modify such other representations and warranties as well.

                  4.17 Ambex Termination. The Selling Parties represent and warrant that all rights and licenses of Ambex Venture Group, LLC and Ambex Technologies, Inc. in and to the Intellectual Property Assets, including without limitation those arising under the Asset Purchase Agreement dated October 1, 1997 between Ambex Technologies, Inc., Seller, and Randy Hall, Gerald Hohenstein and David Stallmo and under the Royalty Agreement dated April 21, 1998 between Seller's Parent and Sellers are terminated, and Seller's Parent further undertakes and agrees to obtain a general release in favor of Seller's Parent and Buyer and Buyer's Parent from Ambex Technologies, Inc. and Ambex Venture Group, LLC to that effect within 20 days of the Closing.

         5.       Representations and Warranties of Buyer.

         Buyer hereby represents and warrants to the Selling Parties as follows:

                  5.1 Authority; Necessary Actions; Binding Effect. The Buyer possesses full corporate power and authority to execute and deliver, and to perform its obligations under this Agreement and to carry out the transactions and agreements contemplated hereby, and this Agreement has been duly executed and delivered by the Buyer. The Buyer and its Board of Directors has taken all corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under this Agreement, and the transactions and agreements contemplated hereby. This Agreement constitutes a valid obligation of the Buyer that is legally binding on and enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights, and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such Agreement is sought to be enforced in a proceeding at law or in equity).

                  5.2 Organization and Good Standing; Corporate Matters. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly authorized or qualified to do business as a foreign corporation in each other jurisdiction in which the character of the properties owned by it or the nature of the business it conducts makes such authorization or qualification necessary and where the failure to be so authorized or qualified would have a material adverse effect on the Buyer.

                  5.3 No Conflicts. Neither the execution and delivery of this Agreement by the Buyer, the performance by the Buyer of its obligations hereunder, the execution and delivery by the Buyer of any agreement required to be entered into pursuant to this Agreement, nor the consummation of the transactions contemplated hereby, will result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) any provision of the Articles of Incorporation or Bylaws of Buyer, or (ii) any lease, license, franchise, promissory note, contract, agreement, commitment, indenture, mortgage, deed of trust, security or pledge agreement, or other agreement, instrument or arrangement to which Buyer is a party and which is material to Buyer, considered together with all of Buyer's subsidiaries as a whole (a "Material Buyer Contract"); (b) the termination of any Material Buyer Contract or the acceleration of the maturity of any indebtedness or other monetary obligation of Buyer that is material in amount when considered in relation to Buyer and its subsidiaries taken as a whole; or (c) a violation or breach of any writ, injunction or decree of any court or governmental instrumentality applicable to the Buyer or by which any of its properties is bound or any laws or regulations applicable to Buyer, where the violation would have a material adverse effect on Buyer considered together with all of its subsidiaries, as a whole.

                  5.4 Brokers and Finders. Buyer has not engaged or authorized any broker, finder, investment banker or other third party to act on behalf of Buyer, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Buyer does not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

                  5.5 Disclosure. None of the representations or warranties of Buyer contained herein or in any certificate furnished or to be furnished pursuant hereto, contains any statement of a material fact that was untrue when made or omits to state any material fact necessary to make the statements of fact contained herein or therein not misleading in any material respect.

                  5.6 Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any person or entity or any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         6.       Tax Matters.

                  6.1 Allocation of Purchase Price. The Selling Parties and Buyer agree that Schedule 6.1 accurately reflects the parties' allocation of the Purchase Price among the Purchased Assets. Buyer and the Selling Parties shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including IRS Form 8594 or any equivalent statement.

                  6.2      Liability for Taxes and Related Matters.

                           (a)      Selling Parties' Indemnification of Buyer
and Buyer's Parent. The Selling Parties shall be jointly and severally liable to and shall indemnify Buyer and Buyer's Parent for all Taxes relating to the Purchased Assets imposed on Buyer or Buyer's Parent for any taxable period prior to the Closing Date, except any Taxes imposed on the Selling Parties by any governmental authority, including the State of California, as a result of holding the Closing in California. The Selling Parties shall also jointly and severally indemnify, defend and hold harmless Buyer and Buyer's Parent from all costs and expenses incurred by Buyer or Buyer's Parent (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any taxing authority, for Taxes for which the Selling Parties are required to indemnify Buyer or Buyer's Parent under this Section 6.2(a).

                           (b)      Tax Returns.  The Selling Parties shall file
when due all Tax Returns relating to the Purchased Assets that are required to be filed by or with respect to the Selling Parties.

                           (c)      Contest Provisions.  Buyer shall promptly
notify the Selling Parties in writing upon receipt by Buyer of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Seller for which the Selling Parties would be required to indemnify Buyer or Buyer's Parent pursuant to Section 6.2(a) provided that failure to comply with this provision shall not affect Buyer or Buyer's Parent's right to indemnification hereunder. Each Selling Party shall have the sole right to represent such Selling Party's interests in any tax audit or administrative or court proceeding, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, neither Selling Party shall be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Buyer or Buyer's Parent or either Selling Party for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer and Buyer's Parent. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the Selling Parties have indemnified Buyer and Buyer's Parent against the effects of any such settlement.

                  6.3 Assistance and Cooperation. After the Closing Date, each of the Selling Parties and the Buyer and Buyer's Parent shall:

                           (a)      assist (and cause their respective
affiliates to assist) the other party in preparing any Tax Returns relating to the Purchased Assets or reports where such assistance is appropriate;

                  (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Seller relating to the Purchased Assets;

                  (c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of each Selling Party relating to the Purchased Assets;

                  (d)  provide  timely  notice  to the other in  writing  of any pending or threatened tax audits or assessments of each Selling Party relating to the Purchased Assets for taxable periods for which the other may have a liability under this Section 6, provided, that failure to comply with this provision shall not affect the other party's rights to indemnification hereunder; and

                  (e) furnish the other with copies of all correspondence received from any taxing authority in connection with Tax audit or information request with respect to any such taxable period relating to the Purchased Assets.

                  6.4 Survival of Obligations. The obligations of the parties set forth in this Section 6 shall be unconditional and absolute and shall remain in effect without limitation as to time.

         7.       Obligations Pending and Following the Closing.

                  7.1 Reasonable Access. Prior to the Closing, each Selling Party shall afford to Buyer, its counsel, accountants, investment bankers and lenders (and their respective accounting and legal and other authorized representatives), reasonable access during normal business hours to all properties, personnel and information of such Selling Party relating to the Purchased Assets to enable Buyer to determine that the transactions contemplated hereby can be consummated in accordance with applicable statutes and regulations and to verify the accuracy of the representations and warranties made herein; provided, that such investigation shall be conducted in a manner which does not unreasonably interfere with the operation of either Selling Party's business. Without limiting the generality of the foregoing, each Selling Party shall furnish or cause to be furnished to Buyer and its representatives such information, data and reports concerning the Purchased Assets as Buyer or any such representative shall reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained in this Agreement or in any certificates delivered by the Selling Parties at the Closing.

                  7.2 Conduct of Business. Except as disclosed on Schedule 7.2, unless Buyer gives its prior written consent for actions to be taken to the contrary, from the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, each Selling Party shall operate and conduct its business relating to the Purchased Assets and the Real Properties diligently and only in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing:

                          (a)  Relationships.  Seller  shall  use  its
reasonable best efforts to keep available the services of its officers, directors and employees and to maintain satisfactory relationships with all vendors, suppliers, distributors, sales representatives, customers, agents, consultants and others having commercially beneficial relationships with it, commensurate with the requirements of its business;

                           (b)      Compensation and Benefits.  Other than as
disclosed on Schedule 7.2, Seller shall not increase the compensation or benefits of any employee, independent contractor or agent adopt or amend any commission plan or arrangement or any

Employee Plan of any type, not make, pay, award or grant any bonus or incentive or deferred compensation, and not lend or advance any sum or extend to credit to any employee, director to stockholder or any of its respective affiliates, except that, without obtaining Buyer's prior written consent, the Seller may be permitted to increase the regular salaries or wages of non-management employees in the ordinary course of business and consistent with past practices, provided that such increases do not average more than 4%;

                           (c)      Lawsuits and Claims.  The Selling Parties
shall promptly notify Buyer of all lawsuits, claims, proceedings or investigations that are, or which any officers of the Selling Parties have reason to believe may be, threatened, brought, asserted or commenced against either of the Selling Parties or any of its respective officers or directors, and which could have a Material Adverse Effect on the Purchased Assets or the transactions contemplated hereby;

                           (d)      Sales of or Liens on Purchased Assets.
The Selling Parties shall not sell or otherwise dispose, or enter into an agreement for the sale or other disposition of any of the Purchased Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of the Purchased Assets to be subjected to any Lien;

                           (e)      Condition of Assets.  The Selling Parties
shall maintain in good working order and condition, ordinary wear and tear excepted, all of the Purchased Assets;

                           (f)      Agreements and Transactions.  The Selling
Parties shall observe and perform all terms, conditions, covenants and obligations contained in, and take all actions necessary or appropriate to preserve the rights of the Seller in and to the Purchased Assets; and not take any action which would cause a breach or violation of or default under any Material Contract relating to the Purchased Assets and promptly notify Buyer in writing of the occurrence of any such breach or default;

                           (g)      Consents; Compliance with Laws.  The Selling
Parties shall use their best efforts to obtain as soon as practicable and maintain all consents, releases, assignments or approvals of third parties, governmental and other persons or entities, in form and substance reasonably satisfactory to Buyer, the absence or loss of which would cause the Selling Parties to be in non-compliance with Section 8.3 or otherwise have a Material Adverse Effect on the Purchased Assets or otherwise impair Selling Parties' ability to deliver all right, title and interest in the Purchased Assets as required under Section 1.1 above; and not take any action which would result in a violation of or the noncompliance with any Material Contract or any laws or regulations applicable to or any permits or licenses or contractual rights held by either Selling Party where such violation or non-compliance would or is reasonably likely to have a Material Adverse Effect on the Purchased Assets, or which would adversely affect the obtaining of third-party consents or approvals for or otherwise adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and cooperate with Buyer and render to Buyer such assistance as Buyer may reasonably request in obtaining such consents and approvals;

                           (h)      Significant Transactions.  Except as set
forth on Schedule 7.2, neither Selling Party shall: (i) merge or consolidate with or into a third party or reorganize; (ii) approve or commence any proceedings for its dissolution or liquidation; or (iii) enter into any agreement or commitment to do any of the foregoing; or

                           (i)      Other.  Neither Selling Party shall enter
into any agreement or commitment to take any action that would violate any of the covenants set forth in this Section 7.2.

                  7.3 License Agreement. Buyer shall execute and deliver to Seller's Parent, a license agreement in substantially the form attached hereto as Exhibit A (the "License Agreement").

         7.4      Employee Matters.

                           (a)      Subject to Section 2(b) hereof, Buyer agrees
to extend an offer of employment to some or all of Seller's employees employed at the Boulder Facility, as listed on Schedule 4.8 hereof, after the Closing Date on an at-will basis, in accordance with Buyer's Parent's general employment and compensation policies.

                           (b)      Randy K. Hall, Gerald Hohenstein and David
Stallmo shall each execute and deliver to Buyer an employment agreement with the Buyer in substantially the forms attached hereto as Exhibit B-1, Exhibit B-2 and Exhibit B-3, respectively (collectively, the "Employment Agreements").

                           (c)  For a  period  of  three  (3)  years  after  the
Closing, neither Selling Party shall directly or indirectly, without the prior written consent of the Buyer, recruit, offer employment, employ, engage as a consultant, hire or entice away or in any other manner persuade or attempt to persuade any of the foregoing employees described in Section 7.4(a) (with respect to employees offered employment by Buyer) and Section 7.4(b) to leave their employment with Buyer unless such person has been terminated by Buyer.

                  7.5 Leases. Subject to Section 1.2 hereof, Seller shall cause the Leases to be assigned to Buyer on the date of the Closing, and Buyer agrees to assume such Leases effective as of the Closing Date.

                  7.6 Certain Covenants of the Selling Parties; No Solicitation. Except for the sale of the Purchased Assets to Buyer, from and after the date hereof and continuing until the termination of this Agreement or the consummation of the sale of the Purchased Assets to Buyer hereunder, whichever first occurs, the Selling Parties shall not sell, transfer, pledge or otherwise dispose of any of the Purchased Assets now outstanding or enter into any agreements which would obligate either Selling Party to sell, or entitle any person or entity to acquire, any of such Purchased Assets, or any interest therein or rights thereunder, whether absolute or contingent. Each Selling Party agrees that it will not, directly or indirectly through any of its respective officers, directors, employees, representatives or agents, (i) solicit, initiate or encourage any inquiries or proposals (from any person or entity other than Buyer) that constitute, or could reasonably be expected to lead to, or accept, any proposal or offer for a merger, consolidation, reorganization, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer), or the issuance of any new securities of the either Selling Party or any other transaction or series of transactions which could cause or result in a change of control of or any material change in either Selling Party or the Purchased Assets, or which could interfere in any manner, directly or indirectly, with the consummation of the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to or which could lead to or facilitate the making of, any Acquisition Proposal by any person or entity other than Buyer, or (iii) agree to, approve or recommend any Acquisition Proposal. Each Selling Party shall notify the Buyer immediately (and no later than 24 hours) after receipt by such Selling Party (or by any of its advisors) of any written bona fide Acquisition Proposal or any written request for nonpublic information or for access to the properties, books or records of either Selling Party. Such notice to Buyer shall be made orally and in writing and shall indicate in reasonable detail the identity of the person or entity making such Proposal or request and the terms and conditions of such proposal, inquiry or contact.

                  7.7 Environmental Assessments. Buyer shall have the right to obtain, at Buyer's expense and from environmental consultants selected by Buyer, environmental assessments of any of the Real Properties (the "Environmental Assessments") for the purpose of determining whether there exists any toxic or hazardous substances (as such terms are defined in Section 4.10 above) on, about or underneath the Real Properties, or migrating or threatening to migrate from any of the Real Properties, or any condition, circumstance or activity which constitutes a violation of or noncompliance with any Environmental Law (as defined below) which, in the reasonable judgment of Buyer, based on the results of or any recommendations from its environmental consultants, is required to be remedied or corrected (a "Hazardous Condition") and which is attributable to the operations of the Seller on or after, or to any Hazardous Condition on, about or underneath or migrating from any such Real Property which neither existed nor was originated prior to, inception. For purposes of this Section 7.7, "Environmental Law" shall mean any federal, state or local law, order, rule or regulation relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of toxic or hazardous substances. Buyer's failure to obtain an Environmental Assessment will not relieve Selling Parties of any warranty, obligation, liability or responsibility under this Agreement.

                  7.8 Waiver of Bulk Sales. To the extent that the provisions of Article 6 of Title 4 of the Colorado Revised Statutes may apply to the transactions contemplated hereby, the parties agree to waive the notice and other requirements thereunder. Such waiver shall not reduce or affect the Selling Parties' indemnification obligations under Section 13 hereof.

                  7.9      Intellectual Property Assignment Matters.

                           (a)      Within ten (10) business days of the Closing
Date,  the Selling  Parties  shall  execute and deliver to the Buyer any and all patent, trademark and copyright assignments required for filing in the U.S. Patent and Trademark Office, the U.S. Copyright Office, or in individual states, to effect the transfer and assignment of each of the patents, trademarks and copyrights listed in Schedule 4.6(a). Such assignments shall, without limitation, and with respect to patent rights, assign the entire right, title and interest throughout the world in and to the inventions in the AdaptiveRAID Products and technology (except with respect to the License Agreement as set forth in Section 7.3) and the applications for patent relating thereto, and in all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all rights of priority under International Conventions and applications for Letters Patent which may hereafter be filed for said inventions in any country or countries foreign to the United States, and all Letters Patent which may be granted for said inventions in any country or countries foreign to the United States and all extensions, renewals and reissues thereof.


                           (b)      Within ten (10) days of the Closing Date,
the Selling Parties shall, at their own expense, execute and file any documents or declarations needed to correct the assignment of U.S. Patent Nos. 5,657,468.

                           (c)      The Selling Parties covenant and agree to
cooperate with and support, in the form of information, employee time, execution of declarations, the prosecution and enforcement of any patent applications, reissue applications, continuation applications, reexaminations related to the patents and patent applications listed in Schedule 4.6(a) hereto, and to communicate with the Buyer, its successors, legal representatives and assigns, as to any facts known to the Selling Parties respecting such patents and patent applications, and to testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything reasonably possible to aid the Buyer, its successors, legal representatives and assigns, to obtain and enforce proper patent protection for such patents and patent applications in all countries.

                  7.10 Further Assurances. Each party hereto shall execute and deliver, both before and after the Closing, such instruments and take such other actions as the other party or parties, as the case may be, may reasonably request in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein, provided that, with respect to any such request, the requesting party bears the reasonable costs of preparing, executing and delivering such instruments or the taking of such actions, unless the other party is obligated, under any other terms or provisions of this Agreement, to execute and deliver such documents or to take any such action.

                  7.11 Notice of Breach. Each party to this Agreement will immediately give notice to the other parties of the occurrence of any event, or the failure of any event to occur, that results in or constitutes a breach by it of any representation or warranty or a failure by it to comply with or fulfill any covenant, condition or agreement contained herein.

                  7.12 Trademark. For a period of one hundred and eighty (180) days following the Closing Date, the Selling Parties shall have a non-exclusive license to use the AdaptiveRAID trademark described on Schedule 4.6 of this Agreement.

         8. Conditions to Buyer's Obligations.

                  The obligations of Buyer to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  8.1 Accuracy of Representations and Warranties. All of the representations and warranties of the Selling Parties contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

                  8.2 Due Diligence. The Buyer, its officers, directors, employees, accountants, attorneys, representatives, advisors and/or agents shall have completed to their satisfaction, a due diligence review of the Selling Parties' respective business and financial condition pursuant to Section 7.1.

                  8.3 Termination of Certain Retained Liabilities. The Selling Parties shall cause each of the persons and entities identified in Section 2(a) hereof, to execute and deliver a waiver and release or such other instrument or document, in a form reasonably acceptable to Buyer, whereby such person or entity (i) acknowledges the complete discharge, waiver and release, without cost, liability, payment, obligation to or diminution of the Purchased Assets, of any and all obligations or royalties or other liabilities of the Selling Parties or any of its predecessors in interest to such person or entity; (ii) acknowledges and agrees that all rights, title and interests in and to the Purchased Assets, in whatever media or form, shall upon consummation of this Agreement become the exclusive property of the Buyer; (iii) unconditionally and irrevocably transfers, conveys and assigns to the Selling Parties all of such person or entity's current and hereafter acquired rights, title and interests in and to the Purchased Assets; and (iv) agrees to take all actions and execute all documents, as the Buyer may reasonably request, to effectuate the acknowledgement of ownership and the vesting of complete and exclusive ownership of the Purchased Assets in the Buyer. Such waiver and release shall not be amended or modified without the consent of the Buyer.


                  8.4 Performance. The Selling Parties shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and all actions which the Selling Parties have been required to cause to be taken by the Selling Parties at or prior to the Closing, as provided in this Agreement, shall have been taken by them in accordance with the terms of this Agreement.

                  8.5 Adverse Changes. From February 3, 1998, no material adverse change shall have occurred and no event shall have taken place that would, or could reasonably be expected to have a Material Adverse Effect on the Purchased Assets.

                  8.6 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or administrative or other proceeding by any governmental body or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby. There shall be no pending or threatened litigation, or asserted or unasserted claims, assessments, or other loss contingencies, which could have a Material Adverse Effect on the Purchased Assets other than as disclosed in the Disclosure Schedules delivered pursuant hereto as of the date of this Agreement.

                  8.7 Certificates.  Buyer shall have received the following:

                           (a)      Good Standing Certificate, dated as of a
recent date, with respect to each Selling Party from (i) the Secretary of State or other appropriate state agencies of its respective state of incorporation, and (ii) the Secretaries of State or other appropriate state agencies of each other jurisdiction in which the Seller is engaged in business activities that would require qualification under the laws of such state; and

                           (b)      Certificates signed by the respective
executive officer of each Selling Party, dated as of the Closing Date, certifying that (i) all representations and warranties of the Selling Parties were true and correct when made and remain true and correct in all material respects as of the Closing Date; (ii) all of the respective covenants, agreements, obligations and conditions of the Selling Parties, and the actions required to have been performed or complied with under or pursuant to this Agreement as of or prior to the Closing have been fully performed or complied with, unless waived in writing by Buyer; and (iii) all of the conditions to the obligations of Buyer under this Agreement required to be satisfied by any of the Selling Parties by the Closing Date have been satisfied and fulfilled or have been waived in writing by Buyer.

                  8.8 Consents. All consents, authorizations, permits or approvals from third parties, governmental and other, required to permit the parties to consummate the transactions contemplated hereby, other than the consent of the lessors under the Equipment Leases, shall have been obtained, without the imposition of any burdensome conditions on the Selling Parties or Buyer, and shall not have been revoked or withdrawn.

                  8.9 Employment Obligations. The Seller shall have paid and terminated all of the employment agreements and commitments of the Seller arising prior to the Closing, including any such agreements and commitments with each of the employees listed on Schedule 4.8 and with Messrs. Hall, Hohenstein and Stallmo, and any commitments for parachute payments or other amounts payable as a result of the transactions contemplated hereunder (collectively, the "Employment Obligations") which are as set forth on Schedule 4.8. Any and all remaining Employment Obligations not listed on Schedule 4.8 or paid and terminated on or prior to the Closing shall be paid or otherwise fully discharged by the Seller at no cost, liability, payment, obligation to or diminution of any of the Purchased Assets.

                  8.10 Employment Agreements. Each of Messrs. Hall, Hohenstein and Stallmo shall have executed and delivered to Buyer the Employment Agreements.

                  8.11 Opinion of Counsel. Buyer shall have received an opinion, dated the Closing Date, of Akerman, Senterfitt & Eidson, P.A., substantially in the form of Exhibit C hereto.

                  8.12 Additional Instruments. Buyer shall have received such other or additional instruments, consents, endorsements and documents as Buyer reasonably deems to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to Buyer and its counsel.

                  8.13 Results of Environmental Assessments. Buyer shall be reasonably satisfied with the results of the Environmental Assessments conducted pursuant to Section 7.7 relating to the presence on, about or underneath the Real Properties of Hazardous Substances that were not present at such Real Properties prior to, and the Seller's compliance with Environmental Laws since February 3, 1998.

                  8.14 License Agreement with Seek Systems, Inc. Buyer and Seek Systems, Inc., shall have entered into a license agreement in a form acceptable to Buyer.

         9. Conditions to the Selling Parties' Obligations.

                  The obligations of the Selling Parties to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

                  9.1 Accuracy of Representations and Warranties. All of the representations and warranties of Buyer contained herein shall be true and correct as of the date when made and shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing.

                  9.2 Performance. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed by or complied with on or prior to the Closing Date.

                  9.3 No Governmental Proceeding or Litigation. No suit, action, investigation, inquiry or administrative or other proceeding by any governmental body or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                  9.4 Certificates. The Selling Parties shall have received the following:

                           (a)      A Good Standing Certificate of Buyer as of a
recent date from the Secretary of State of the State of Colorado; and

                           (b)      A certificate signed by the Chief Executive
Officer and Chief Financial Officer of Buyer, dated as of the Closing Date, certifying that (i) all representations and warranties of Buyer were true and correct when made and remain, in all material respects, true and correct as of the Closing; (ii) all of the covenants, agreements, obligations and conditions of Buyer required to have been performed or complied with by Buyer as of or prior to the Closing have been fully performed or complied with, unless waived in writing by the Seller; and (iii) all of the conditions to the Selling Parties' obligations under this Agreement required to be satisfied by the Closing Date by Buyer have been satisfied and fulfilled or waived in writing by the Selling Parties.

                  9.5 Consents. All consents, releases, authorizations, permits or approvals from third parties, governmental and other persons or entities, required to enable the parties to consummate the transactions as contemplated hereby, other than the consent of the lessors under the Equipment Leases, including all requirements under Section 7.2(g) above, shall have been obtained, without the imposition of any burdensome conditions on the Selling Parties or Buyer, and shall not have been revoked or withdrawn.

                  9.6 License Agreement. Buyer and Seller's Parent shall have executed the License Agreement.

                  9.7 Opinion of Counsel. Seller's Parent shall have received an
opinion,   dated  the  Closing  Date,  of  Stradling   Yocca  Carlson  &  Rauth,
substantially in the form of Exhibit D hereto.

                  9.8 Additional Instruments. The Selling Parties shall have received certified copies of resolutions duly adopted by the Board of Directors of Buyer approving this Agreement and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, endorsements and documents as the Selling Parties reasonably deems to be necessary to enable the transactions contemplated by this Agreement to be consummated as provided in this Agreement. All other proceedings in connection with this Agreement and the transactions contemplated hereby, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the Selling Parties and their counsel.

         10.      Closing.

                  10.1 Closing; Closing Date. The consummation of the purchase and sale of the Purchased Assets (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, at 10:00 A.M. on January __, 2000, or at such other place, date and time as Buyer and the Selling Parties may mutually agree (the "Closing Date").

                  10.2 Closing Deliveries. In connection with and at the time of the Closing:

                           (a)      By the Selling Parties.  The Selling Parties
shall deliver or cause to be delivered to Buyer the following:

                                    (i)     A Bill of Sale and Assumption
Agreement in the form of Exhibit E hereto (the "Bill of Sale") duly executed by the Selling Parties; and

                                    (ii)    Each of the certificates, documents,
instruments and evidences required to be delivered to Buyer pursuant to Section 7 and Section 8 above;

                           (b) By Buyer.  Buyer  shall  deliver  to the  Selling
Parties the following:

                                    (i)     Wire transfer of funds to the bank
account specified by the Seller in an amount equal to the Purchase Price;

                                    (ii)    The Lease Assignment duly executed
by Buyer evidencing the assumption of the Real Property Leases; and

                                    (iii)   Each of the certificates, documents,
instruments and evidences required to be delivered by Buyer pursuant to Section 7 and Section 9 above.

         11.      Termination and Abandonment.

                  11.1 Methods of Termination. This Agreement may be terminated and the purchase and sale of the Purchased Assets herein contemplated may be abandoned at any time but not later than the Closing Date:

                           (a)      By mutual written consent of the Selling
Parties and Buyer; or

                           (b)      By any party, if the Closing has not
occurred by December 31, 1999; provided, that the party so terminating is not in breach of any of its material obligations under this Agreement.

                  11.2 Procedure Upon Termination. In the event of termination and abandonment by Buyer or by the Selling Parties, or both, pursuant to Section
11.1 hereof, written notice thereof shall forthwith be given to the other party or parties. Upon termination, the purchase and sale of the Purchased Assets shall be abandoned, without further action by Buyer or the Selling Parties. If this Agreement is terminated as provided herein:

                           (a)      Each party will redeliver all documents,
workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                           (b)      The obligations of confidentiality set forth
in Section 14 hereof shall continue despite such termination; and

                           (c)      The parties shall be relieved of any
obligation to sell or purchase the Purchased Assets, but none of the parties shall be relieved of any liability for any material breach or default under this Agreement.

         12.      Survival of Covenants, Representations and Warranties.

                  All of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto, and all covenants which by their terms require performance or compliance following the Closing, shall remain in full force and effect and shall survive the Closing until (i) in the case of the representations and warranties, the expiration of the applicable periods following the Closing Date set forth in Section 13.4 hereof, regardless of any investigation, verification or approval by any party hereto or by anyone or on behalf of any party hereto, and (ii) in the case of any such covenants, until they have been fully performed and no further performance is required with respect thereto pursuant to this Agreement, unless the party for whose benefit such covenant, representation or warranty was made waives the same in writing.

         13.      Indemnification.

                  13.1  Indemnification  by the  Selling  Parties.  The  Selling
Parties shall jointly and severally indemnify, hold harmless and defend Buyer, Buyer's Parent and their respective directors, officers, shareholders, employees, agents and successors and assigns, (collectively, all of the foregoing, the "Buyer indemnified parties" or, individually, a "Buyer indemnified party") from and against any and all "Damages" (as hereinafter defined) that arise from or are in connection with:

                           (a)      Any breach of or inaccuracy in any of the
representations or warranties of the Selling Parties contained in Section 4 of this Agreement or in any of the Disclosure Schedules or any certificates delivered hereunder by or on behalf of such person or entity relating to such representations or warranties;

                           (b)      Any breach or default by the Selling Parties
of their covenants or agreements contained in this Agreement; and

                           (c)      The existence prior to the Closing Date of
any toxic or hazardous substances or materials upon, about or beneath the Real Properties or migrating or threatening to migrate from any of the Real Properties or the violation of applicable environmental laws or regulations pertaining to the Real Properties, or any real properties at which the Seller previously conducted any operations and whether or not the existence of such toxic or hazardous substances or materials or the existence or occurrence of any such violations was disclosed to Buyer; unless the existence of such toxic or hazardous substances or materials arose or occurred or the violation of laws or regulations took place prior to inception.

                  13.2 Indemnification by the Buyer. The Buyer shall indemnify, hold harmless and defend the Selling Parties and their successors and assigns (collectively, all of the foregoing, the "Seller indemnified parties" or, individually, a "Seller indemnified party") from and against any and all Damages that arise from or are in connection with:

                           (a)      Any breach of or inaccuracy in any of the
representations or warranties of any of such Buyer contained in Section 5 of this Agreement or in any of the certificates delivered hereunder by or on behalf of the Buyer pursuant to such representations or warranties; and

                           (b)      Subject to the limitations in Section 13.4
below, any breach or default by the Buyer of its covenants or agreements contained in this Agreement.

                           (c)      Any Taxes imposed on the Selling Parties by
any governmental authority of the State of California as a result of holding the Closing in California.

                  13.3 Damages. "Damages," as used in this Section 13, shall mean: (i) demands, claims, actions, suits, investigations and legal or other proceedings brought against any indemnified party or parties, and any judgments or assessments, fines or penalties rendered therein or any settlements thereof, and (ii) all liabilities, damages, losses, Taxes, assessments, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) incurred by any indemnified party or parties, to the extent not reimbursed or paid for by insurance, whether or not they have arisen from or were incurred in or as a result of any demand, claim, action, suit, assessment or other proceeding or any settlement or judgment.

                  13.4     Limitations; Nature of Liability.

                           (a)      Time.  No claim for indemnification under
this Section 13 may be made after the second anniversary of the Closing Date, except that claims for indemnification from the Selling Parties may be made by the Buyer or Buyer's Parent at any time after the Closing and prior to the expiration of the applicable statute of limitations with respect to Damages arising from any breach of any of the representations and warranties of the Selling Parties (and indemnification therefor) contained in Section 4.6 (Property of the Seller), Section 4.10 (Environmental Matters), and Section 4.12 (Taxes), and from any breach or default by the Selling Parties of their covenant and agreement contained in Section 8.3 (Termination of Certain Retained Liabilities).

                           (b)      Exclusivity of Tax Indemnification.  No
claim for indemnification from the Selling Parties under this Section 13 may be made by the Buyer or Buyer's Parent with respect to breaches of representations, warranties, covenants and agreements set forth in Section 6, as to which the indemnification provisions set forth in Section 6 shall govern.

                           (c)      Threshold Amount.  Notwithstanding any
contrary provision of this Agreement (other than Section 13.4(e)), neither the Selling Parties nor the Buyer shall have any obligation to indemnify any of the Selling Parties or Buyer indemnified parties, respectively, that would otherwise be entitled to indemnity under Sections 13.1 or 13.2 unless and until the indemnified parties have incurred or suffered Damages in an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the "Threshold"), whereupon the party or parties from whom indemnity may be sought therefor under this Section 13 (the "indemnifying party") shall become obligated to indemnify the indemnified parties for all Damages they have incurred, including the amount of the Threshold, but subject to the Indemnification Ceilings hereinafter set forth in Section 13.4(d).

                           (d)      Ceiling Amounts; Nature of Liability.
Notwithstanding any contrary provision of this Agreement (other than Section 13.4(e)), the aggregate liability for indemnification under Section 13.1 of the Selling Parties and under Section 13.2 of the Buyer shall in no event exceed the Purchase Price (the "Indemnification Ceiling").

                           (e)      Exceptions and Additions to Threshold and
Indemnification Ceilings. For purposes of determining whether the Threshold has been exceeded or whether an Indemnification Ceiling has been reached, any Damages incurred by Buyer, the Selling Parties or any of the other indemnified parties shall be aggregated (but without duplication) as if they were a single party. Notwithstanding any provisions of this Section 13 to the contrary, (i) no Damages arising from any breach of the representations or warranties of the Selling Parties contained in Section 4.3, Section 4.12 or Section 6 or from any breach of any of the covenants of the Selling Parties referenced in Section
13.4(a) shall be limited by or subject to the Threshold set forth in Section 13.4(c) or any of the Indemnification Ceilings that are referenced in Section 13.3(d), and (ii) Damages arising from any breach of the covenants of the Buyer contained in Section 3, relating to payment of the Purchase Price, shall be further limited to the actual amounts unpaid plus the interest rate set forth in
Section 13.7 hereof.

                  13.5 Notice of Claims. Whenever any claim shall arise for indemnification hereunder, the indemnified party shall promptly notify the indemnifying party of the claim and, when known, the facts constituting the basis for such claim; provided that the indemnified party's failure to give such notice shall not affect any rights or remedies of such indemnified party hereunder with respect to indemnification for Damages except to the extent that the indemnifying party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the notice to the indemnifying party shall specify, if known, the amount or any estimate of the amount of the liability arising therefrom. Neither the indemnified party nor any indemnifying party shall settle or compromise any claim by a third party for which the indemnified party is entitled to indemnification hereunder, without the prior written consent of the other party (which shall not be unreasonably withheld), unless suit shall have been instituted against the indemnified party and the indemnifying party shall not have taken control of such suit after notification thereof as provided in Section 13.6 of this Agreement.

                  13.6 Third Party Claims. In connection with any claim giving rise to indemnity hereunder that results or may result from or arises or may arise out of any claim or legal proceeding by a person who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding if, within fifteen (15) days of receipt of notice of the claim or proceeding, it elects in writing to do so, and thereafter diligently conducts the defense thereof with counsel reasonably acceptable to the indemnified party. If the indemnifying party has so assumed the defense of any such claim or legal proceeding, the indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the indemnifying party does not assume or fails to conduct in a diligent manner the defense of any such claim or litigation resulting therefrom with counsel reasonably acceptable to the indemnified party, then (i) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, (ii) the indemnifying party shall pay the costs and expenses (including the reasonable fees and cost of the attorneys and accountants for the indemnified parties) incurred in the defense of such claim or other proceeding as and when the same are incurred, and (iii) the indemnifying party shall be entitled to participate in (but not control) the defense of such claim or proceeding, with its counsel and at its own expense. If the indemnifying party thereafter seeks to question the manner in which the indemnified party defended such third-party claim or proceeding or the amount or nature of any such settlement, the indemnifying party shall have the burden to prove, by a preponderance of the evidence, that the indemnified party did not defend or settle such third-party claim or proceeding in a reasonably prudent manner. Each party agrees to cooperate fully with the other, such cooperation to include, without limitation, attendance at depositions and the provision of relevant documents as may be reasonably requested by the indemnifying party; provided that the indemnifying party will hold the indemnified party harmless from all of its expenses, including reasonable and actual attorneys' fees, as and when incurred in connection with such cooperation by the indemnified party.

                  13.7 Indemnification Procedures. Upon receipt of a notice of claim for indemnification (a "Notice of Claim"), the indemnifying parties shall have fifteen (15) business days to contest their indemnification obligation with respect to such claim, or the amount thereof, by written notice to the indemnified party (a "Contest Notice"); provided, however, that if, at the time a Notice of Claim is submitted to the indemnifying parties the amount of the Damages in respect thereof cannot yet be determined, such fifteen (15) day period shall not commence until a further written notice (a "Notice of Liability") has been sent or delivered by the indemnified party to the indemnifying parties setting forth the amount of the Damages incurred by the indemnified parties in respect of the indemnification claims that were the subject of the earlier Notice of Claim, even if the amount of such Damages is not determined until after the expiration of any applicable limitations period set forth in Section 13.4 and the inability to determine the amount of such Damages prior to the expiration of any such applicable limitations period shall not relieve the indemnifying parties of their indemnification obligations with respect to any such claims. Any Contest Notice shall specify the reasons or bases for the objection of the indemnifying party to the claim, and if the objection relates to the amount of the Damages asserted, the amount, if any, which indemnifying parties believe is due the indemnified party or parties. If no such Contest Notice is given within such 15-day period, the obligation of the indemnifying parties to pay to the indemnified parties the amount of the Damages set forth in the Notice of Claim, or subsequent Notice of Liability, shall be deemed established and accepted by the indemnifying parties; provided, however, that if the actual Damages later prove to be greater or less than that set forth in the Notice of Claim or Notice of Liability, the indemnifying parties shall be responsible for the actual Damages incurred (subject to any applicable limitations set forth in Section
13.4 above). If, on the other hand, the indemnifying parties contest a Notice of Claim or Notice of Liability (as the case may be) within such 15-day period, the indemnified and indemnifying parties shall thereafter attempt in good faith to resolve their dispute by agreement. If they are unable to so resolve their dispute within the immediately succeeding thirty (30) days, such dispute shall be resolved by binding arbitration, as provided in Section 17.8 below. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction. Upon final determination of the amount of the Damages that is the subject of an indemnification claim (whether such determination is the result of indemnifying parties' acceptance of, or failure to contest, a Notice of Claim or Notice of Liability, or as a result of resolution of any dispute with respect thereto by agreement of the parties or binding arbitration), such amount shall be payable, in cash, by the indemnifying parties to the indemnified party or parties who have been determined to be entitled thereto within five (5) days of such final determination of the amount of the Damages due by the indemnifying parties. Notwithstanding anything to the contrary contained elsewhere in this Section 13, if the indemnifying parties are contesting only the amount of any Damages, then as a condition precedent to the effectiveness of any Contest Notice, they shall pay to the indemnified parties, concurrently with the delivery of such Contest Notice, the portion of the Damages which they are not contesting. Any amount that becomes due hereunder and is not paid when due shall bear interest at a rate of eight percent (8%) per annum until paid.

                  13.8 Subrogation. In the event that an indemnifying party pays all or any portion of a third party claim or demand concerning which the indemnified party submits a claim for indemnification pursuant to this Section 13, the indemnifying party shall be subrogated to any and all defenses, claims or other matters which the indemnified party asserted or could have asserted against the third party making such claim or demand. The indemnified party shall execute and deliver to the indemnifying party (and at the indemnifying party's expense) such documents as may be reasonably necessary to establish by way of subrogation the ability of the indemnifying party to assert such defenses, claims or other matters against any third party making such claim or demands.

                  13.9 Remedies. The indemnification rights and remedies set forth in this Section 13 shall be the sole and exclusive rights and remedies of the parties hereto with respect to any Damages incurred by any such parties for which indemnification is provided to such parties under this Section 13, with the following express exceptions: (i) in the event of the occurrence of any of the events (listed in subsections (a) through (c) of Section 13.1 hereof) giving rise to an indemnification claim of the Buyer and Buyer's Parent, the Buyer and Buyer's Parent shall, in addition to the indemnification rights and remedies set forth in this Section 13, have the absolute right to terminate the License Agreement; and (ii) if the Selling Parties fail to perform their covenant to sell the Purchased Assets to the Buyer, Buyer shall be entitled to obtain specific performance of such covenant, and injunctive relief against any breach or threatened breach thereof, in any court of competent jurisdiction, as the parties acknowledge and agree that the acquisition by Buyer of all of the Purchased Assets represents a unique business opportunity for Buyer, for which no monetary remedy would be adequate.

                  13.10 No Benefit to Third Parties. None of the limitations contained in this Section 13 on the rights of the indemnified parties or on the obligations or liabilities of the parties hereto is intended or shall be construed to confer or give, nor shall they confer or give, to any person, corporation or other entity, other than the parties hereto and their respective heirs, executors, representatives, successors and permitted assigns, any legal or equitable or other right, remedy or benefit, nor shall they be construed to alter or diminish any rights of the parties hereto or any of the obligations of any person, corporation or other entity, under any agreement that may exist between the parties hereto on the one hand, and any such other person, corporation or other entity, on the other hand, as the provisions of this
Section 13 are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, representatives, successors and permitted assigns, and for the benefit of no other person, corporation or other entity.


         14.      Confidentiality.

                  Each party acknowledges that it may have access to various items of proprietary and confidential information of the other in the course of investigations and negotiations prior to Closing. Each party agrees that any such confidential information received from the other party shall be kept confidential and shall not be used for any purpose other than to facilitate the arrangement of financing for and the consummation of the transactions contemplated herein. The release of information to Buyer's insurers for risk assessment purposes, shall not constitute a breach of this Section 14. Confidential information shall include any business or other information which is delivered by one party to the other, unless such information (i) is already public knowledge or (ii) becomes public knowledge through no fault, action or inaction of the receiving party, or (iii) was known by the receiving party, or any of its directors, officers, employees, representatives, agents or advisors prior to the disclosure of such information by the disclosing party to the receiving party. No party hereto, nor its respective officers, directors, employees, accountants, attorneys, or agents shall intentionally disclose the existence or nature of, or any of the terms and conditions relating to, the transaction referred to herein, to any third person, specifically including, but not limited to, the employees of the Seller; provided, however, that such information may be disclosed (i) with the consent of the other parties hereto,
(ii) in applications or requests required to be made to obtain licenses, permits, approvals or consents needed to consummate the transactions contemplated herein, (iii) to the professional advisors of each party hereto,
(iv) pursuant to Section 17.7 or (v) pursuant to court order or subpoena. The restrictions contained in this Section 14 that are applicable to Buyer shall terminate at the Closing.

         15.      Expenses.

                  Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including without limitation, the fees and expenses of their respective counsel, accountants and consultants and none of the Purchased Assets shall be reduced or diminished by any such costs or expenses incurred by the Selling Parties. Seller shall pay all sales taxes arising in connection with or out of the purchase of the Purchased Assets by Buyer from the Selling Parties based solely upon the allocation of the Purchase Price as set forth in Schedule 6.1 attached hereto, and, all other Taxes imposed on the Selling Parties arising in connection with or out of the transactions contemplated by this Agreement, except any Taxes imposed on the Selling Parties by any governmental authority in the State of California as a result of holding the Closing in California.


         16.      Notices.

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly served or delivered (i) upon actual physical delivery when delivered in person, or (ii) if sent by facsimile to the facsimile number of such party set forth hereinafter, upon receipt of confirmation of the transmission thereof to that number, provided that the sender thereof mails a copy of such notice, request, demand or other communication by the business day next succeeding the date such facsimile was transmitted, or, (iii) if mailed, seventy-two (72) hours after being deposited in the United States Mail, provided it is sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:


                           (a)      If to the Seller or Seller's Parent:

                                    Borg Adaptive Technologies, Inc.
                                    c/o nStor Corporation, Inc.
                                    100 Century Boulevard
                                    West Palm Beach, Florida  33417
                                    Attention:  H. Irwin Levy
                                    Facsimile No. (954) 640-3160
                                    Email:  ______________

                                    with copies to:

                                    Akerman, Senterfitt & Edison, P.A.
                                    Las Olas Centre, Suite 950
                                    450 East Las Olas Boulevard
                                    Fort Lauderdale, Florida 33301
                                    Attention:  Donn Beloff, Esq.
                                    Facsimile No. (954) 463-2224
                                    Email: dbeloff@akerman.com

                           (b)      If to Buyer or Buyer's Parent, to:

                                    QLogic Corporation
                                    3545 Harbor Boulevard
                                    Costa Mesa, CA 92626
                                    Attention: H.K. Desai, Chief Executive
                                    Officer
                                    Facsimile No. (714) 668-5090
                                    Email: hk_desai@qlc.com

                                    with copies to:

                                    Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, California 92660-6441
                                    Attention:  Nick E. Yocca, Esq.
                                    Facsimile No.  (949) 725-4100
                                    Email:  neyocca@sycr.com

Any party hereto may from time to time, by written notice to the other party given in the manner hereinabove set forth, designate a different address facsimile number or email address, which shall be substituted for the one specified above for such party.

         17.      Miscellaneous.

                  17.1 Binding Effect. Subject to the provisions of Section 17.9 below, this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, representatives, successors and assigns of the parties hereto.

                  17.2 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  17.3 Headings. The subject headings of the sections and subsections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  17.4 Waivers. Any party to this Agreement may waive any right it may have hereunder or any breach or default hereunder by any other party hereto; provided that no such waiver will be effective against the waiving party unless it is in writing and specifically refers to this Agreement. No waiver will be deemed to be a waiver of any subsequent or other right, breach or default of the same or similar nature.

                  17.5 Entire Agreement. This Agreement, including the Schedules and Exhibits and other documents referred to herein which form a part hereof, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings (whether written or oral) among the parties, in respect to the subject matter contained herein. This Agreement may not be modified, amended or terminated except by written agreement specifically referring to this Agreement signed by the Buyer, Buyer's Parent and the Selling Parties.

                  17.6 Governing Law. This Agreement is deemed to have been made in the State of California, and shall be governed by and construed in accordance with the laws of, the State of California for contracts made and to be performed in that State.

                  17.7 Public Communications. The parties will cooperate with each other, if necessary, with respect to the making of a public communications release relating to this Agreement. Except as may be required by applicable law, neither the Buyer or Buyer's Parent nor the Selling Parties shall issue any press releases or other public communications relating to this Agreement or the transactions contemplated hereunder without the prior written consent of the other party. In the event that any such press release or other public communication shall be required by applicable law, each party shall first consult in good faith with the other party with respect to the form and substance of such release or communication.

                  17.8 Arbitration. All claims, controversies, differences or disputes between or among any of the parties hereto arising from or relating to this Agreement shall be determined solely and exclusively by arbitration in accordance with the rules of commercial arbitration then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in Orange County, California, if proceedings are commenced by the Selling Parties, and in Boulder, Colorado, if proceedings are commenced by the Buyer, unless the parties otherwise agree in writing. Each of the parties consents to venue for such arbitrations in Orange County, California, if proceedings are commenced by the Selling Parties, and in Boulder, Colorado, if proceedings are commenced by the Buyer, and to service of process by certified or registered mail. Upon commencement of any arbitration pursuant hereto, the parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within twenty (20) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction. The parties agree to abide by any decision rendered in any such arbitration as final and binding and waive the right to submit the dispute to a public tribunal for a jury or nonjury trial.

                  17.9 Assignment. Neither the Buyer, Buyer's Parent nor the Selling Parties may assign this Agreement, or assign their rights or delegate their duties hereunder, without the prior written consent of the other party.

                  17.10 Severability. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

         BUYER:                            QLOGIC ACQUISITION CORPORATION,
                                             a Colorado corporation

                                            By:   /s/ H.K. Desai
                                            _______________________________
                                            Its:     President


         BUYER'S PARENT:                    QLOGIC CORPORATION,
                                              a Delaware corporation


                                             By:    /s/ H.K. Desai
                                            _______________________
                                            H.K. Desai, Chief Executive Officer


         SELLER:                            BORG ADAPTIVE TECHNOLOGIES, INC.
                                              a Colorado corporation

                                            By:    /s/ Jack Jaiven
                                            ________________________
                                            Its:     Vice President


         SELLER'S PARENT:                   nSTOR CORPORATION, INC,
                                             a Delaware corporation

                                             By:  /s/  Jack Jaiven
                                             _______________________
                                             Its:     Vice President

                         INDEX OF EXHIBITS AND SCHEDULES
Exhibits

         Exhibit A         License Agreement
         Exhibit B         Employment Agreements
         Exhibit C         Form of Opinion of Counsel to the Selling Parties
         Exhibit D         Form of Opinion of Counsel to Buyer
         Exhibit E         Bill of Sale and Assumption Agreement

Schedules

         Schedule 4.2               Organization and Good Standing
         Schedule 4.3               Conflicts
         Schedule 4.4               Consents and Approvals
         Schedule 4.5               Absence of Certain Changes
         Schedule 4.6(a)            Intellectual Property Assets
         Schedule 4.6(b)            Equipment
         Schedule 4.6(c)            Real Property
         Schedule 4.7               Contracts and Agreements
         Schedule 4.8               Employees; Labor Matters and Employee Plans
         Schedule 4.9               Licenses and Permits; Compliance with Laws
         Schedule 4.10              Environmental and Safety Matters
         Schedule 4.11              Litigation
         Schedule 4.12              Taxes and Tax Returns
         Schedule 4.13              Brokers and Finders
         Schedule 6.1               Allocation of Purchase Price
         Schedule 7.2               Conduct of Business

                                                              Exhibit 2.2
                         QLOGIC ACQUISITION CORPORATION

                           SOFTWARE LICENSE AGREEMENT


         This agreement (the "Agreement") is entered into as of January 10, 2000 (the "Effective Date") by and between QLogic Acquisition Corporation, with offices at 3133 Indian Road, Boulder, Colorado 80301 ("QLogic") and, nStor Corporation, Inc., a Delaware corporation, with offices located at 100 Century Blvd, West Palm Beach, FL 33417 ("nStor").

         This Agreement is being entered into pursuant to that certain Asset Purchase Agreement of even date herewith among the parties hereto (the "Asset Purchase Agreement").

         This Agreement concerns the licensing of the object code and source code to the Adaptive RAID Technology (defined below) purchased by QLogic from nStor and Borg Adaptive Technologies, Inc., a wholly-owned subsidiary of nStor ("Borg") under the Asset Purchase Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS

         "Adaptive Raid Technology" is the software in the files listed on Attachment 1 hereto (and all prior versions thereof), as such software exists on the Effective Date.

         "Modifications" means modifications to the Software, including the Source Code, which are developed by nStor, but does not include any part of the Software.

         "Modified Software" means Software that includes Modifications.

         "nStor's Products" means enclosures capable of supporting a minimum of four (4) disk drives, either internally or externally.

         "Object Code" means object code, or computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverse engineering.

         "Software" means the Adaptive Raid Technology in both Source Code and Object Code form, unless either form is expressly indicated.

         "Source Code" means source code, or computer programs in a higher-level programming language which is intelligible to trained programmers and may be translated to Object Code for operation on computer equipment through the process of compiling.

2.       LICENSE GRANT

         (a) QLogic grants nStor a non-exclusive, non-transferable, worldwide license during the term hereof to:

              (i) use and compile the Software in Object Code and Source Code form, and to develop Modifications; and

              (ii)distribute and market the Software (in Object Code form only) and the Modified Software (in Object Code form only) and to sublicense the right to use the Software (in Object Code form only) and the Modified Software (in Object Code form only); provided, that such Object Code versions of the Software and Modified Software may only be sublicensed, distributed and marketed in conjunction with nStor's Products. Neither nStor nor any third party shall have the right to sublicense, distribute or market the Software or Modified Software as a stand alone product or item or to separately itemize the Software on any price list or invoice.

         (b) QLogic reserves all rights not expressly granted herein. Without limiting the generality of the foregoing, no right or license is granted or implied under any patents other than US Patents 5,657,468 and 5,875,456 and those which claim priority from said patents; nor is any right or license granted or implied under any derivative works of the copyright rights in the Software which works are created by or on behalf of QLogic after the Effective Date of this Agreement. nStor shall be solely responsible for payment of any tax or other charge imposed by any relevant authorities relating to this license.

3.       TITLE

         (a) QLogic retains sole and exclusive ownership of and title to the Software and any modifications thereof created by or on behalf of QLogic. Except for the license granted hereunder, nothing in this Agreement shall be construed as transferring to nStor or any other party any rights, title or interest in the Software or any portions or modifications or enhancements thereof created by or on behalf of QLogic, or as conferring any license or other right, by implication, or estoppel or otherwise, under any patent, patent application, trade secret, trademark or copyright. nStor hereby agrees not to contest QLogic's ownership rights with respect to the Software.

         (b) nStor hereby retains sole and exclusive ownership, right, title and interest to the Modifications and nothing in this Agreement shall be construed as transferring to QLogic any rights, title or interest in and to such Modifications, including, but not limited to, any implied or express license to the Modifications.

         (c) The parties hereby agree to enter into a source code escrow agreement as soon as practical after the Effective Date (but not later than 30 days after the Effective Date) with a mutually agreeable escrow agent to hold the Source Code version of the Software as it exists on the Effective Date as described on Attachment 1 for the purpose of maintaining a record of the content of such Source Code on the Effective Date. Such escrow agreement shall permit both parties access to such Source Code but not to modify the version held by the escrow agent. The costs of such escrow shall be borne by the parties equally.

4.       CONFIDENTIALITY

         nStor acknowledges that the Software contains confidential information and trade secrets of QLogic. Except as otherwise permitted in writing by QLogic, nStor agrees not to disclose the Software or any of the specifications, methods or concepts utilized therein to anyone, except to its employees with a need to know, and not to use the Software, except for the purposes set forth herein. nStor shall take reasonable care to protect and keep secure the Software from unauthorized use or disclosure, and all related materials derived therefrom, including but not limited to, flow charts, logic diagrams and listings whether in machine or human readable form and all improvements, modifications or updates thereof provided to or created by nStor. Each copy of the Software reproduced by nStor shall include QLogic's company name and all of the QLogic proprietary rights notices provided by QLogic. The obligations set forth in this Section 4 shall apply to the Modified Software, but shall not apply to the Modifications.

5.       REPRODUCTION

         nStor may make a reasonable number of copies of the Software and Modified Software and documentation for its internal use. nStor shall license, sublicense, distribute and market the Software the Software and Modified Software with and subject to a written end user license agreement. QLogic shall have the right to approve the form of such end user license agreement prior to any such license, sublicense, distribution and marketing of the Software, which shall not be unreasonably withheld or delayed. Once QLogic approves such form, nStor may use such form until it makes material changes to such form, in which case nStor shall again obtain QLogic's approval in the manner set forth in the foregoing sentence.

6.       SUPPORT

         For a period of ninety (90) days following the Effective Date, QLogic shall provide nStor with a reasonable amount of on-site technical support and, for a period of one hundred eighty days (180) days following the Effective Date, a reasonable amount of telephone technical support, for the Software, in each case at no additional charge. QLogic shall be under no obligation to provide support of any kind for the Modified Software. nStor may obtain additional technical support and maintenance under separate agreement with QLogic. During the one (1) year period following the Effective Date, if QLogic makes any upgrades to the Software generally available to its customers at no additional charge, then QLogic shall make such upgrades available to nStor at no additional charge. QLogic may make any other upgrades available to nStor on terms and conditions mutually agreeable to both parties.

7.       AUDITS

         nStor agrees to keep accurate records that enable QLogic to confirm nStor's compliance with this Agreement, including without limitation, records relating to the number of copies of the Software and Modified Software which have been reproduced and shipped by nStor and the identity of the purchasers, distributors, retailers, end users, value added resellers, licensees and sublicensees thereof. During the term of this Agreement and for a period of two
(2) years after the expiration or termination of this Agreement, QLogic may audit such records to verify nStor's compliance with this Agreement. QLogic shall provide reasonable prior written notice of such audit which shall be conducted during normal working hours. Any audit shall be conducted by an independent third party and paid for by QLogic unless the audit reveals any material breach of this Agreement, in which case, nStor agrees to pay for the cost of such audit. The results of such audit shall be disclosed to QLogic and QLogic shall not further disclose such results except (a) to its accountants, attorneys or other advisors with a need to know, and/or (b) as reasonably necessary to enforce its rights under this Agreement.

8.       COPYRIGHT, TRADEMARK AND PATENT

         The Software is protected under U.S. and international law. nStor shall not remove or modify any patent, copyright, trademark, tradename or other proprietary rights notices on the Software, Modified Software or other materials provided by QLogic (embedded in the Software and/or on the media). QLogic hereby grants nStor the right to use and reproduce the QLogic trademarks and tradenames provided by QLogic hereunder for the purposes expressly set forth herein, but for no other purpose.

9.       TERMINATION

         (a) This Agreement and the licenses granted hereunder shall become effective upon the Effective Date, and shall continue without fixed expiration date, until terminated as provided herein. nStor may terminate this license for convenience at any time by providing thirty (30) days prior written notice to QLogic.

         (b) Upon termination for any reason, nStor shall cease all reproduction and distribution of the Software and Modified Software, return to QLogic or destroy all existing copies of the Software and Modified Software, together with all related documentation and materials, and destroy any archive copies of the Software and Modified Software. Within ten (10) days of termination, nStor shall provide QLogic with a written statement, signed by an authorized representative of nStor, attesting that the foregoing requirement has been met. Termination hereof shall not affect the validity of previously granted end user licenses by nStor.

         (c) Unless nStor obtains QLogic's prior written waiver of this Section 9(c), this Agreement shall terminate automatically, without notice, (i) if nStor breaches any provision of this Agreement, and such breach is not cured within thirty (30) days of QLogic's written notice of such breach; (ii) upon the institution by or against nStor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts and such proceeding is not dismissed within sixty (60) days of its being filed; (iii) upon nStor making an assignment for the benefit of creditors; (iv) upon nStor's dissolution or liquidation; (v) upon nStor's attempt to assign this Agreement in contravention hereof; or (vi) upon a Change in Control (defined below) of nStor or the parent company of nStor.

         (d) After the date that is three (3) years from the Effective Date:

              (i) Sections 9(c)(ii)-(iii) shall expire;

              (ii)prior to any Change in Control, nStor shall give QLogic fifteen (15) days prior written notice to the effectiveness thereof, identifying the acquiring party(ies) sufficiently such that QLogic may determine whether a direct competitor is or is among the acquiring party(ies); and

              (iii) Section 9(c)(vi) shall not apply unless a direct competitor of QLogic is or is among the acquiring party(ies). A person or entity shall only be a "direct competitor of QLogic" if such person or entity is a direct competitor of QLogic as of the Effective Date.

         (e) A "Change in Control" of a company shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of such company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of such company; (ii) a merger or consolidation in which such company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of incorporation; (iii) a reverse merger in which such company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of such company's outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition of all or substantially all of the assets of such company; or (v) a complete liquidation or dissolution of such company.

10.      LIMITED WARRANTY

         Subject to the accuracy of nStor's representations and warranties under the Asset Purchase Agreement, QLogic warrants that it has the right to grant the license in this Agreement and that the physical media containing the Software will be free of defects in materials and workmanship for a period of ninety (90) days from the date of shipment from QLogic, unless such physical media has been provided by nStor. QLogic shall not be deemed in breach of the foregoing warranties for any infringement resulting from any action or inaction by nStor while the Software was owned by nStor or its predecessors. QLogic's entire liability and nStor's exclusive remedy shall be either repair or replacement of the media, provided nStor notifies QLogic's Customer Service Department within the warranty period for assistance and/or a Returned Materials Authorization number. QLogic will not accept any returns without a Returned Materials Authorization number. The Limited Warranty does not apply to media that has been altered, abused, or misapplied. QLogic makes no representation or warranty with respect to any specifications, bug, error, omission, or defect in the Software. QLogic disclaims all other warranties, express or implied, including but not limited to the implied warranties of NON-INFRINGEMENT, merchantability AND fitness for a particular purpose.

         11.  GENERAL

         (a)  Limitation of Liability; Indemnification.

              (i) In no event shall QLogic be liable for any loss of data or for any indirect, special, consequential, or incidental damages, including without limitation, lost profits or damage to data arising out of the use or inability to use the Software or Modified Software, even if QLogic has been advised of the possibility of such damages. QLogic 's entire liability under this Agreement for any damages to nStor or any third party (including but not limited to liability for patent, copyright, or trademark infringement) regardless of the form of action or theory of liability (including, without limitation, actions in contract, warranty, negligence or products liability) shall not exceed $10,000.

              (ii)nStor shall defend, indemnify and hold QLogic harmless from and against any claims or losses (including, without limitation, reasonable attorneys' fees) arising out of any statements, actions, products or services of nStor, except to the extent such claim or loss arises out of a breach of this Agreement by QLogic. The foregoing obligation is conditioned upon prompt notice thereof by QLogic and reasonable cooperation by QLogic at nStor's expense in the defense of any such claim.

         (b) Export. Regardless of any disclosure made by nStor to QLogic of an ultimate destination of the Software, Modified Software and/or QLogic 's technical data, nStor will not export or reexport either directly or indirectly, any technical data, Software, Modified Software, documentation or system incorporating such Software or Modified Software without obtaining prior written authorization from the U.S. Department of Commerce or any other agency or department of the United States Government, as required.

         (c) Interpretation. If any portion hereof is found to be void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy. No waiver, amendment, or modification of this Agreement shall be effective unless in writing and signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

         (d) Assignment. This Agreement and the license granted hereunder may not be assigned, sublicensed or otherwise transferred by nStor without the prior written consent of QLogic. QLogic may assign this Agreement in whole or in part without nStor's consent. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and assigns, as permitted by this Agreement. After the date that is three (3) years from the Effective Date:

              (i) this Section 11(d) shall not apply unless a direct competitor of QLogic is the assignee. A "direct competitor of QLogic" shall have the same meaning as in Section 9; and

              (ii) prior to any assignment, nStor shall give QLogic fifteen (15) days prior written notice to the effectiveness thereof, identifying the assignee.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, county of Orange. QLogic shall be entitled to recover its attorney fees in any action to enforce its rights. The United Nations convention on the International Sale of Goods will not apply to this Agreement.

         (f) Government Rights. The Software and supporting documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to the restrictions as set forth in subparagraph (c) of the Commercial Computer Software-Restricted Rights clause at FAR 52.227-19.

         (g)  Survival.   Provisions  3,  4,  7,  9,  10  and  11  will  survive
termination, expiration or cancellation of this Agreement.

         (h) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

         (i) Notices. Any and all notices permitted or required to be given hereunder shall be deemed duly given: (i) upon actual delivery, if delivery is by hand; (ii) upon the third business day after delivery into the United States mail if the postage is properly prepaid and delivery is by first class, registered, or certified (return receipt requested) mail; or (iii) upon receipt of facsimile transmission with confirmation of receipt, so long as the original is then sent by overnight delivery or first class mail. Each such notice shall be sent to the respective party at the address and to the attention of the person indicated below or to any other address or persons that the respective parties may designate from time to time.

         (j) Security Interest. nStor hereby grants to QLogic a security interest in the intellectual property rights and the license thereunder which is the subject of this Agreement, which security interest will be subordinate and junior to any security interests or liens granted to nStor's institutional lender or lenders pursuant to the terms of its credit facility with such lender or lenders, and further agrees to execute such agreements or instruments which QLogic, in its sole discretion, deems necessary to record and perfect its security interest therein.



                            [signature page follows]

ACCEPTED AND AGREED TO FOR:

nSTOR CORPORATION, INC.                   QLOGIC ACQUISITION CORPORATION

BY:     /s/ Jack Jaiven                    BY:     /s/ H.K. Desai

NAME:   Jack Jaiven                        NAME:       H.K. Desai
TITLE:  Vice President                     TITLE:       Chief Executive Officer